UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2012 (October 22, 2012)

AVRA Surgical Robotics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-52330	32-2277305
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Stamell & Schager, LLP, 1 Liberty Plaza 35th Floor, New York, NY 10006

(Address of Principal Executive Offices)

(212) 566-4047

(Registrant’s telephone number, including area code)

__________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2012, MIS-Robotics GmbH, a German limited liability company ("MIS") and 80% owned subsidiary of AVRA Surgical Robotics, Inc. (the "Company"), entered into a joint development and manufacturing agreement (the "Agreement") with RG Mechatronics GmbH, a German corporation ("RGM") for RGM to provide to MIS all engineering services to develop and manufacture robotic components and systems for medical applications (the "Purpose"), including the infrastructure to manufacture such products (collectively, the "Products"). Bernd Gombert, the Company's Chief Scientist and Technical Officer as of August 3, 2012, is an officer and employee of RGM.

The term of the Agreement is the longer of (i) two years from October 22, 2012 or (ii) upon the fulfillment of the Purpose for each Product the development of which commences within two years from October 22, 2012 unless earlier terminated pursuant to the terms therein. The Purpose for each Product will be deemed complete upon RGM's delivery and MIS's acceptance of the null series of the Product ready for manufacturing.

Pursuant to the terms and conditions of the Agreement, MIS and RGM have agreed to establish a joint development committee ("JDC") consisting of at least one representative from each party to specify (i) the performance and design specifications of the Products, (ii) the budget for development of the Products, including RGM's remuneration for engineering services rendered, and (iii) the timeline for developing the Products. In addition, MIS has agreed to pay RGM for its work, labor and services on a time and material basis in accordance with the development budget established by the JDC, which may be adjusted from time-to-time for significant increases or decreases in the costs incurred by RGM.

The Agreement further provides that MIS will own all rights to any intellectual property arising from RGM's performance under the Agreement (the "Intellectual Property") and, to the extent that such rights cannot be transferred, RGM will grant MIS an indefinite, exclusive, sub-licenseable, transferrable, unlimited worldwide right to use and exploit such Intellectual Property, subject to RGM's nonexclusive, nontransferable, sub-licenseable right in any area other than for medical purposes to use and exploit the Intellectual Property.

The Agreement may be terminated by either party (i) with one month notice if they fail to agree on any issue presented to them by the JDC after one month and (ii) without notice if the other party commits a material breach of the Agreement and fails to cure within one month after the non-breaching party provides written notice of such breach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA SURGICAL ROBOTICS, INC.

Date: October 26, 2012	By:	/s/ Barry F. Cohen
Barry F. Cohen, President